Exhibit 99.1

The Digital Engagement Company

Bridgeline Digital Announces 9.2% SaaS Revenue Increase, Margin Expansion, for Third Quarter of Fiscal 2016

Gross Margin Improved to 54% in the Third Quarter of Fiscal 2016

Burlington, Mass., August 15, 2016 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fiscal third quarter, the period ended June 30, 2016.

“Bridgeline continued its transition to a SaaS business model, as evidenced by the 9.2% growth in SaaS revenue, expanding our base of contracted and recurring revenue,” commented Ari Kahn, Bridgeline’s President and Chief Executive Officer. “This transition is accelerating, and driving margin expansion, as we introduce additional solutions and invest in a service-oriented sales organization.”

“Bridgeline accomplished significant milestones this quarter that we believe are critical to driving long term growth and success,” added Mr. Kahn. “We launched our iAPPS Pro product line, made significant investments to our existing enterprise sales team, as well as started building a new inside sales team that will focus entirely on iAPPS Marketier Pro, our new marketing automation solution. While this new team has not yet contributed to our growth, I am encouraged with the talent we recruited and the pace at which they have come up to speed. All of these efforts will help transform our business, generate a more significant license and recurring revenue stream, and ultimately increase shareholder value.”

Third Quarter Highlights:

●	Subscription and perpetual license revenue increased 1.7% to $1.5 million in the third quarter of fiscal 2016, compared to $1.5 million in the third quarter of fiscal 2015.

●	License and hosting revenue combined in the third quarter of fiscal 2016 comprised 50.0% of total revenue, compared to 39.4% of total revenue in the third quarter of fiscal 2015.

●	SaaS revenue increased 9.2% to $1.3 million in the third quarter of fiscal 2016, compared to $1.2 million in the third quarter of fiscal 2015.

●

Gross margin improved to 54.3% in the third quarter of fiscal 2016, from 45.4% in the third quarter of fiscal 2015. Cost of revenue was reduced by $1.0 million, or 37.2%, to $1.7 million in the third quarter of fiscal 2016, compared to $2.7 million in the third quarter of fiscal 2015.

●	Operating expenses remained constant at $3.0 million in the third quarter of fiscal 2016, as compared to the third quarter of fiscal 2015.

Other Third Quarter and Recent Highlights

●

Announced the launch of iAPPS Pro product line, a Web Experience Management System catering to the mid-market and nimble enterprise companies. The SaaS-based solution offers fully integrated marketing automation, web content management and eCommerce capabilities.

●

Completed financing of $3.65 million, for net proceeds of $3.1 million, through the sale of common stock. This working capital will help fund further expansion of the iAPPS Pro product line as well as further expand the sales team, including the launch of an inside sales organization that will solely focus on the iAPPS Marketier Pro product line.

●

Announced in August the completion of the conversion of $6 million of debt into common stock. This significantly reduces the amount of debt on the balance sheet as well as reducing the amount of future interest expense.

“The progress we are making is evident when you look at the year to date results compared to prior year,” added Mr. Kahn. “Our total license revenue is up 7.4%, our SaaS license revenue is up 12.5%, and our Adjusted EBITDA has improved by over $2.1 million when compared to last year. We are excited to finish fiscal 2016 and complete our transition, and look forward to a strong fiscal 2017.”

Financial Results

Third Quarter

Revenue for the third quarter of fiscal 2016 was $3.7 million, compared to $4.9 million in the third quarter of fiscal 2015. Subscription and perpetual license revenue increased 1.7% to $1.5 million in the third quarter of fiscal 2016, compared to $1.5 million in the third quarter of fiscal 2015. License and hosting revenue combined in the third quarter of fiscal 2016 comprised 50.0% of total revenue, compared to 39.4% of total revenue in the third quarter of fiscal 2015. SaaS revenue increased 9.2% to $1.3 million in the third quarter of fiscal 2016, compared to $1.2 million in the third quarter of fiscal 2015.

Gross margin improved to 54.3% in the third quarter of fiscal 2016, from 45.4% in the third quarter of fiscal 2015, reflecting a larger mix of recurring and service-based revenue. Cost of revenue was reduced by $975,000, or 36.6%, to $1.7 million in the third quarter of fiscal 2016, compared to $2.7 million in the third quarter of fiscal 2015.

Operating expenses remained constant at $3.0 million in the third quarter of fiscal 2016, compared to the third quarter of fiscal 2015, reflecting management’s ongoing expense control initiatives. Loss from Operations was $1.1 million in the third quarter of fiscal 2016, compared to $807,000 in the second quarter of fiscal 2015.

Inclusive of a $726,000 non-cash charge related to the inducement of convertible notes, net loss was $2.0 million in the third quarter of fiscal 2016, compared to $1.1 million in the third quarter of fiscal 2015.

Adjusted EBITDA was a loss of $575,000 in the third quarter of fiscal 2016, compared to a loss of $190,000 in the third quarter of fiscal 2015.

Year to Date

Revenue for the nine months ending June 30 was $12.2 million in fiscal 2016, compared to $14.7 million in fiscal 2015. Subscription and perpetual license revenue increased 7.4% to $4.6 million in fiscal 2016, compared to $4.3 million in fiscal 2015. SaaS revenue increased 12.5% in the first nine months of fiscal 2016 to $3.8 million, compared to $3.4 million in the first nine months of fiscal 2015. Recurring revenue for the first nine months of fiscal 2016 comprised 43.2% of total revenue, compared to 34.7% of total revenue in the first nine months of fiscal 2015.

Gross margin improved to 52.6% through the first nine months of fiscal 2016, from 40.2% through the first nine months of fiscal 2015. Cost of revenue was reduced by $3.0 million, or 34.3% to $5.8 million in fiscal 2016, from $8.8 million in fiscal 2015.

Excluding $795,000 in restructuring charges related to headcount and facility reductions, operating expenses through the first nine months of fiscal 2016 were reduced by $2.1 million, or 20.1%, to $8.4 million, from $10.5 million through the first nine months of fiscal 2015.

Inclusive of a $726,000 non-cash charge related to the inducement of convertible notes, net loss improved by 17.2% to $4.4 million through the first nine months of fiscal 2016, from a net loss of $5.3 million for the first nine months of fiscal 2015.

Adjusted EBITDA improved by 81.8% to a loss of $484,000 for the first nine months of fiscal 2016, from a loss of $2.7 million for the first nine months of fiscal 2015.

Conference Call Information

Bridgeline Digital will host a conference call to discuss third quarter 2016 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation, restructuring charges, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest and charges on conversion of debt, taxes, depreciation and amortization, stock-based compensation charges, restructuring charges, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their full digital experience – from websites and intranets to online stores and campaigns. Bridgeline’s iAPPS® platform deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver digital experiences that attract, engage and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Michael D. Prinn

Executive Vice President

& Chief Financial Officer

781.497.3016

mprinn@bridgeline.com

BRIDGELINE DIGITAL, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2016	2015	2016	2015
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(2,065)	$(1,141)	$(4,482)	$(5,375)
Amortization of intangible assets	108	141	323	447
Stock-based compensation	75	81	208	244
Restructuring charges	16	-	795	-
Preferred stock dividends	33	31	97	82
Non-GAAP adjusted net loss	$(1,833)	$(888)	$(3,059)	$(4,602)

Reconciliation of GAAP net loss per share to non-GAAP adjusted net loss per share:
GAAP net loss per share	$(0.21)	$(0.26)	$(0.66)	$(1.24)
Amortization of intangible assets	0.01	0.03	0.05	0.10
Stock-based compensation	0.01	0.02	0.03	0.06
Restructuring charges	-	-	0.12	-
Preferred stock dividends	-	-	0.01	0.02
Non-GAAP adjusted net loss per share	$(0.19)	$(0.21)	$(0.45)	$(1.06)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(2,065)	$(1,141)	$(4,482)	$(5,375)
Provision for income tax	8	25	46	88
Interest expense, net	287	278	867	643
Loss on inducement of convertible notes	726	-	726	-
Amortization of intangible assets	108	141	323	447
Depreciation	169	258	608	814
Restructuring charges	16	-	795	-
Other amortization	68	137	328	411
Stock-based compensation	75	81	208	244
Preferred stock dividends	33	31	97	82
Adjusted EBITDA	$(575)	$(190)	$(484)	$(2,646)

Reconciliation of GAAP net loss per share to Adjusted EBITDA per share:
GAAP net loss per share	$(0.21)	$(0.26)	$(0.66)	$(1.24)
Provision for income tax	-	0.01	0.01	0.02
Interest expense, net	0.03	0.06	0.12	0.14
Loss on inducement of convertible notes	0.07	-	0.11	-
Amortization of intangible assets	0.01	0.03	0.05	0.10
Depreciation	0.02	0.06	0.09	0.19
Restructuring charges	-	-	0.12	-
Other amortization	0.01	0.03	0.05	0.10
Stock-based compensation	0.01	0.02	0.03	0.06
Preferred stock dividends	-	0.01	0.01	0.02
Adjusted EBITDA per share	$(0.06)	$(0.04)	$(0.07)	$(0.61)

BRIDGELINE DIGITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2016	2015	2016	2015
Revenue:
Digital engagement services	$1,849	$2,956	$6,611	$9,227
Subscription and perpetual licenses	1,530	1,505	4,575	4,260
Managed service hosting	317	415	985	1,188
Total revenue	3,696	4,876	12,171	14,675

Cost of revenue:
Digital engagement services	1,221	2,114	4,111	7,190
Subscription and perpetual licenses	391	473	1,423	1,366
Managed service hosting	76	76	232	224
Total cost of revenue	1,688	2,663	5,766	8,780
Gross profit	2,008	2,213	6,405	5,895

Operating expenses:
Sales and marketing	1,212	1,245	3,528	4,590
General and administrative	1,035	980	2,660	3,110
Research and development	428	373	1,145	1,442
Depreciation and amortization	328	422	1,023	1,315
Restructuring charges	16	-	795	-
Total operating expenses	3,019	3,020	9,151	10,457
Loss from operations	(1,011)	(807)	(2,746)	(4,562)
Interest expense, net	(287)	(278)	(867)	(643)
Loss on inducement of convertible notes	(726)	-	(726)	-
Loss before income taxes	(2,024)	(1,085)	(4,339)	(5,205)
Provision for income taxes	8	25	46	88
Net loss	$(2,032)	$(1,110)	$(4,385)	$(5,293)
Dividends on convertible preferred stock	(33)	(31)	(97)	(82)
Net loss applicable to common shareholders	$(2,065)	$(1,141)	$(4,482)	$(5,375)

Net loss per share attributable to common shareholders:
Basic and diluted	$(0.21)	$(0.26)	$(0.66)	$(1.24)
Number of weighted average shares outstanding:
Basic and diluted	10,015,030	4,348,865	6,835,103	4,321,132

BRIDGELINE DIGITAL, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share data)

(Unaudited)

	June 30	September 30
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$233	$337
Accounts receivable and unbilled revenues, net	1,984	2,463
Prepaid expenses and other current assets	523	680
Total current assets	2,740	3,480
Equipment and improvements, net	700	1,315
Intangible assets, net	706	1,028
Goodwill	12,641	12,641
Other assets	510	723
Total assets	$17,297	$19,187

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,392	$1,626
Accrued liabilities	1,184	1,046
Accrued earnouts, current	151	468
Debt, current	-	92
Capital lease obligations, current	29	320
Deferred revenue	1,415	1,542
Total current liabilities	4,171	5,094
Debt, net of current portion	4,270	7,695
Other long term liabilities	620	726
Total liabilities	9,061	13,515

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; 217,812 at June 30, 2016 and 208,222 at September 30, 2015, issued and outstanding (liquidation preference $2,221)	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 13,171,099 at June 30, 2016 and 4,637,684 at September 30, 2015, issued and outstanding	14	5
Additional paid-in-capital	57,468	50,434
Accumulated deficit	(48,893)	(44,411)
Accumulated other comprehensive loss	(353)	(356)
Total stockholders' equity	8,236	5,672
Total liabilities and stockholders' equity	$17,297	$19,187